UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 30, 2013 (September 30, 2013)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Magnum Hunter Resources Corporation (the “Company”) is filing this Current Report on Form 8-K to provide information regarding a temporary shut-down of gas processing facilities owned by MarkWest Energy Partners, L.P. (“MarkWest”) located near the town of Mobley in Wetzel County, West Virginia (the “Mobley Processing Facilities”), resulting from a break in a MarkWest natural gas liquids pipeline caused by a landslide in a remote area of northern Wetzel County. The shut-down of the Mobley Processing Facilities has temporarily impacted certain of the Company’s operations in West Virginia, as described below.

Eureka Hunter Pipeline, LLC, a wholly-owned subsidiary of the Company (“Eureka Hunter”), which owns and operates a gas gathering system located in West Virginia and Ohio (the “Eureka Hunter Gas Gathering System”), gathers natural gas produced by Triad Hunter, LLC, another wholly-owned subsidiary of the Company (“Triad Hunter”), and natural gas produced by non-affiliated producers, for processing at MarkWest’s 200 mmcfe per day gas processing plant at the Mobley Processing Facilities.

On September 27, 2013, MarkWest issued a press release providing the following information relating to the shut-down of the Mobley Processing Facilities: (i) in August 2013, a landslide, which originated from significant erosion and run-off from heavy rainfall, occurred in a remote area of northern Wetzel County, West Virginia, which impacted a MarkWest natural gas liquids pipeline, causing a line break; (ii) MarkWest shut down the pipeline and immediately commenced repairs and remediation of the impacted portions of the pipeline; (iii) repairs and remediation to the impacted portions of the pipeline are currently underway, and MarkWest is diligently working to complete the remedial work and return the pipeline to service; and (iv) the pipeline and the Mobley Processing Facilities will remain shut down until the pipeline remedial work is completed, which MarkWest expects to be approximately mid-October 2013.

As a result of the temporary shut-down of the Mobley Processing Facilities, the Eureka Hunter Gas Gathering System’s natural gas throughput volumes (on an mcf per day basis) to the Mobley Processing Facilities have been reduced by approximately 75%. Currently, the natural gas volumes that are delivered by the Eureka Hunter Gas Gathering System to the Mobley Processing Facilities are being bypassed around the facilities (and therefore are not being processed) for sale in the interstate market. Eureka Hunter is also redirecting some of the natural gas volumes gathered through the Eureka Hunter Gas Gathering System that would have been delivered to the Mobley Processing Facilities (and therefore are not being processed) to another interstate sales outlet. The shut-down of the Mobley Processing Facilities has also resulted in the temporary shut-in by Triad Hunter of approximately 20,000 mcfe per day of natural gas production from its Marcellus Shale acreage. The Company expects all the foregoing described effects of the shut-down to continue until the Mobley Processing Facilities are back on-line, which, as stated above, is currently expected to be mid-October 2013.

The Company does not expect the temporary shut-down of the Mobley Processing Facilities to have a material impact on its consolidated financial results of operations.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: September 30, 2013	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer